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                                  EXHIBIT 99.1

                               CYRAS SYSTEMS, INC.
                March 29, 2001 SPECIAL MEETING OF STOCKHOLDERS
                        PROXY FOR HOLDERS OF COMMON STOCK
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Armando Castro and Shekhar Mandal and each of them, with full power of substitution, to represent the undersigned and to vote all the shares of stock in Cyras Systems, Inc., a Delaware corporation (the "Company" or "Cyras"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of said Company to be held on March 29, 2001 at the Fremont Marriott, 46100 Landing Parkway, Fremont, California at 8:00 a.m.
local time, and any adjournment or postponement thereof, (1) as hereinafter specified upon Proposals 1 and 2 listed below and as more particularly described in the Prospectus and Proxy Statement dated February 28, 2001, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting, including any motion to adjourn to permit further solicitation of proxies if necessary, or any postponements or adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED UPON PROPOSALS 1 AND 2 AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY MOTION TO ADJOURN TO PERMIT FURTHER SOLICITATION OF PROXIES, IF NECESSARY, TO ESTABLISH A QUORUM OR TO OBTAIN ADDITIONAL VOTES IN FAVOR OF THE PROPOSALS SET FORTH HEREIN, OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors of Cyras Systems, Inc. recommends a vote FOR the following proposals:

1. To approve and adopt the Agreement and Plan of Merger dated as of December 18, 2000 by and among Cyras, CIENA Corporation and CO Acquisition Corp., a wholly owned subsidiary of CIENA, and to approve the merger of Cyras with CO Acquisition Corp.; whereby holders of Cyras stock will receive for each share of Cyras stock held a fraction of a share of CIENA Corporation common stock based on a formula described in the Prospectus and Proxy Statement and in the Agreement and Plan of Merger referred to above.

           /  /  FOR            /  /  AGAINST                /  /  ABSTAIN

2. To ratify the appointment of Douglas Carlisle as the stockholder representative under the escrow agreement referred to in the merger agreement.

           /  /  FOR            /  /  AGAINST                /  /  ABSTAIN

        CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE



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3.      To grant Cyras's board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the merger.

           /  /  FOR            /  /  AGAINST                /  /  ABSTAIN

4. To transact any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting.

           /  /  FOR            /  /  AGAINST                /  /  ABSTAIN

        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.  /  /
        MARK HERE IF YOU PLAN TO ATTEND THE MEETING.  /  /

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED.

Please sign below. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacities.

                             Signature:
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                             Date:
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                             Signature:
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                             Date:
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                             Name:
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                                   Please Print Name As It
                                   Appears On Your Stock Certificate(s)

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